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                                                                      EXHIBIT 12

                             JOHNSON CONTROLS, INC.
                       COMPUTATION OF RATIO OF EARNINGS TO
                                  FIXED CHARGES
                              (Dollars in millions)

                                                                                                    Nine Months Ended
                                                                                                      June 30, 2001
                                                                                                    ------------------
Net income                                                                                                $322.0
Provision for income taxes                                                                                 229.7
Undistributed earnings of partially-owned affiliates                                                       (14.8)
Minority interests in net earnings of subsidiaries                                                          41.9
Amortization of previously capitalized interest                                                              4.1
                                                                                                          ------
                                                                                                           582.9
                                                                                                          ------
Fixed charges:
      Interest incurred and amortization of debt expense                                                   108.0
      Estimated portion of rent expense                                                                     45.9
                                                                                                          ------
Fixed charges                                                                                              153.9
Less:  Interest capitalized during the period                                                               (7.8)
                                                                                                          ------
                                                                                                           146.1
                                                                                                          ------
Earnings                                                                                                  $729.0
                                                                                                          ======
Ratio of earnings to fixed charges                                                                           4.7
                                                                                                          ======



For the purpose of computing this ratio, "earnings" consist of (a) income from continuing operations before income taxes (adjusted for undistributed earnings or recognized losses of partially-owned affiliates, minority interest in earnings or losses of consolidated subsidiaries, and amortization of previously capitalized interest), plus (b) fixed charges, minus (c) interest capitalized during the period. "Fixed charges" consist of (a) interest incurred and amortization of debt expense plus (b) the portion of rent expense representative of the interest factor.

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